Exhibit 99.2

Shenandoah Telecommunications Company

President’s Report

Annual Meeting of Shareholders, April 16, 2019

Chris French

[Slide 1] to start

Let me start with disclosures regarding forward-looking statements and our use of non-GAAP financial measures. [Slide 2] Our presentations include “forward-looking statements” in accordance with the rules of the Securities and Exchange Commission, and they may contain our current expectations of future events. Also, [Slide 3] some of the performance metrics we discuss are not determined in accordance with generally accepted accounting principles, or GAAP, but they are commonly used in our industry and we believe they can provide relevant and useful information regarding our Company’s performance. [Slide 4]

2018 was another great year for your Company. We had excellent financial results, and all three of our business segments experienced customer growth. Additionally, we had many operational achievements, expanding the reach and capability of our networks and improving the customer experience. We continue to focus on improving our position as the provider of choice for the markets we serve, and being able to deliver quality services to meet our customers’ demands.

Overall financial results were excellent. [Slide 5] Revenues for 2018 were almost $631 million, an increase of $18.9 million or 3.1 percent over 2017, while operating expenses were about $538 million, a decrease of $27.9 million or 4.9 percent lower than 2017. The growth in revenue and the decrease in expense led to Operating Income more than doubling to $93.2 million compared to $46.5 million in 2017. Net income for the year was $46.6 million, down from 2017’s $66.4 million; but you’ll remember from last year’s meeting that 2017’s results included a one-time non-cash tax benefit of $53.4 million due to federal tax law changes.

The 2018 financial performance added to our impressive long term results. [Slide 6] This chart shows ten years of our net income history. Our long-term shareholders are familiar with the occasional periods where we experience a short-term negative impact from the launch of new growth initiatives. Two recent examples are the net income declines in 2011 due to our cable acquisitions, and the 2016 drop driven by the acquisition and conversion of nTelos into our PCS business. This is a natural result of needing to first deploy capital in new markets or new technologies, before being able to generate growth from these investments. You can see how these investments pay off when you look at the long term trends, such as the three-fold increase in Net Income shown over the time-period on this slide.

Another measure of our financial results is the amount of cash we generate, [Slide 7] which is a metric closely watched by analysts and institutional investors. This slide gives a ten-year history of our Adjusted Operating Income Before Interest, Depreciation and Amortization, a measure of cash flow we generate from our operations. The cash enables us to pay our employees and vendors, funds our re-investment in growth, and of course lets us pay dividends to our shareholders. You can see from this chart, that in this time period, the amount of cash generated has increased over 270 percent.

As I just mentioned, one of the uses of cash is to pay a dividend to shareholders. The dividend was again increased last year by the Board of Directors, [Slide 8] who declared a twenty-seven cent per share dividend payable at the end of November, an increase of about 3.8 percent over the 2017 dividend. Supported by our continued strong financial performance, this dividend represents the fifty-ninth year of continuous dividend payments since the Company paid its first dividend in 1960. It was also the nineteenth time we raised the dividend in the past twenty-one years.

Your company has a history of being willing to make the investments needed to continue its long-term growth, sometimes incurring short term costs before being able to earn a good return on that investment. As a growth company, shareholder value is predominantly provided through long-term appreciation in the value of our common stock. In prior years, I’ve shared with you this slide [Slide 9] providing a view of what one original Farmers Mutual share has become in shares of Shenandoah Telecommunications. This chart shows the past twenty years for both the split adjusted share price and the end of period value for our stock. Twenty years ago, the one original mutual share had evolved into 1,440 shares of Shenandoah Telecommunications, and the stock was trading for about $33.75 at the end of 1999, for a total value of about $48,600. With subsequent splits and increases in our stock price, the one original share is now 17,280 shares of Shentel, and at a recent price of $44.52 per share, now represents a total investment value of about $770,000.

2018 was a year of growth, and also one of change in our senior management team. As you know, Earle MacKenzie retired after a fifteen-year career with Shentel as our Executive Vice President and Chief Operating Officer. Earle was instrumental in the growth and success of our organization, and his time with Shentel capped a distinguished 45-year career in telecommunications.

Dave Heimbach [Slide 10] joined our organization as EVP and COO in May of last year. You’ll hear from him later this morning, but I’d like to give you a little more insight into his background and experience. Dave is a 20-year veteran of the telecommunications industry, having served in a variety of senior management roles with both large corporations and entrepreneurial start-ups. He most recently served as Chief Operating Officer of Rise Broadband, the nation’s largest fixed wireless service provider, with responsibility for sales, marketing, product management, engineering, construction, field and customer operations, and corporate strategy. Prior to joining Rise, Dave held several executive positions at Cincinnati Bell over a 14-year period, including Chief Operating Officer; Senior Vice President/General Manager of Business & Carrier Markets; Vice President & General Manager of the Evolve Business Solutions subsidiary; and, Vice President of Product Development. He definitely has the experience needed for this very important role in our Company, and has jumped right in, immediately providing the fresh perspective and leadership we need as we continue to grow and advance our organization.

Dave will provide a detailed review of our customer results and our operating performance, but let me give you a few highlights. All three of our business segments experienced customer growth during 2018. [Slide 11] Despite the industry-wide trend of a decline in the revenue from local service lines (which you can see in yellow on this slide), our Wireline segment generated growth from additional broadband services within our local Shenandoah County footprint, as well as substantial revenue growth from leases of our fiber network’s capacity (shown here in blue). We continue to offer competitive fiber solutions for municipalities and school systems throughout the mid-Atlantic region, and increasingly are extending our fiber network to wireless cell sites to support the growing data needs of wireless carriers.

Our Cable segment [Slide 12] continued its strong growth trends, despite industry-wide declines in traditional video subscriptions. Customers are subscribing to fewer traditional cable television video services as they increasingly obtain their video content from online providers. The loss of video revenue has been offset by higher growth in revenue from high-speed broadband and voice services.

Customer demand for higher data speeds and greater broadband capacity continues to grow, and we’re continuing to invest in our network to support that demand. [Slide 13] At year-end 2018, 63 percent of the homes passed had access to broadband speeds of 1 Gigabit per second. This included locations served by our cable network in Shenandoah County. Additionally, 96 percent of homes passed throughout all of our markets had access to speeds of 100 Megabits per second or greater.

In addition to upgrading the capacity of our existing networks, we continue to look for opportunities to expand into new market areas. At the end of February 2019, we purchased Big Sandy Broadband, a cable television, high-speed broadband and voice provider located in eastern Kentucky. The Big Sandy system is adjacent to our existing cable markets in West Virginia, and adds approximately 4,700 Revenue Generating Units to our Cable segment. Jim will provide some of the details of this acquisition during his remarks.

In February 2018, we reached an agreement with Sprint [Slide 14] to expand our affiliate service territory, adding a population of approximately 1.1 million in Lancaster County, Pennsylvania, central and southwest Virginia, southern West Virginia, and eastern Kentucky. This was similar to an agreement reached in 2017, when we expanded service to approximately 500 thousand people in the Parkersburg, West Virginia and Cumberland, Maryland areas. Our expanded wireless territory now serves a population of more than seven million people. Our Wireless segment ended the year with over 795 thousand postpaid subscribers and almost 259 thousand prepaid subscribers, reflecting increases of 8.0% and 14.6%, respectively, compared with year-end 2017. This subscriber growth includes approximately 54 thousand total subscribers acquired as part of the expansion area added in early 2018, and we finished the year with a record number of net additions of postpaid customers in the fourth quarter.

At this meeting last year, we mentioned that Sprint and T-Mobile [Slide 15] had announced the signing of an agreement to merge. Since that time, those two companies have continued to work to obtain the many approvals necessary to complete their deal. The transaction received an approval in December from the Committee on Foreign Investment in the U.S., and the Departments of Justice, Homeland Security, and Defense submitted a filing to the FCC saying that they had no objections to the merger. Both the Federal Communications Commission and the Federal Trade Commission still need to weigh in. More recently, some state attorneys general are voicing opposition to the merger. At this point, there is no certainty as to when, or if, that opposition can be resolved or if those approvals can be obtained. Competitively speaking, we continue to believe a merger would establish a stronger competitor in the telecom industry as an alternative to the dominant AT&T and Verizon.

We’ve maintained a strong and mutually beneficial relationship with Sprint for more than two decades, delivering the latest in wireless technology to predominately rural markets, and we would welcome the opportunity to continue providing value to the new combined company. However, if the merger is approved, it will largely be up to the new company to determine whether we will continue our relationship with the combined entity, or if they will exercise their right to acquire our PCS business. Our Sprint PCS affiliate relationship generated 68% of our total 2018 revenue, so the outcome of the merger, and the resulting impact to our wireless business, is of keen interest to Shentel. Regardless of which path is taken, we’re optimistic that our affiliate agreement with Sprint positions us well for whatever outcome is reached. During his remarks, Jim will review some of the different ways those discussions could unfold.

It may be many months before these issues will be resolved and we can get a clearer view of our future. While we’d rather not have the uncertainly around wireless, we’ve needed to respond to change throughout our Company’s history, adapting to a rapidly evolving industry and changing customer demand. We’ve been able to successfully meet the challenges along the way, and I remain confident in our ability to continue to do so in this circumstance. I’m very pleased with how our employees and management team remain focused on our job at hand despite the uncertainty, and are continuing to provide top-quality services in our predominantly rural markets. We currently have over 1,060 employees, all working tirelessly to ensure that our rural markets have the same or better network coverage, broadband speeds, and reliability of service as found in more densely populated areas. Our employees’ ability to change and adapt has been a key part of our success. Our objective has always been to provide quality services to our communities while earning a fair return on our shareholders’ investment. I appreciate the support of our shareholders as we continue working towards these goals.

I'll now ask Jim [Slide 16] to recap our financial results for 2018, and discuss the Big Sandy acquisition and the potential impact of the Sprint/T-Mobile merger. Dave will then review our operational results and discuss some of our current initiatives.

Financial Review – Jim Woodward

Thank you, Chris and good morning everyone. Chris gave you the highlights of our financial performance in 2018 and I want to expand on some of his comments.

This slide [Slide 17] shows how the three segments of our business have contributed to the overall growth in revenues in recent years.

Beginning at the bottom of chart and in blue is Wireless. Revenues increased $7.5 million, and were impacted by changes in the Revenue Recognition rules that required us to report customer acquisition costs within the Revenue section beginning in 2018. Excluding the impact of these changes, wireless operating revenue increased approximately $17 million, or 4.0% in 2018. This increase was driven by growth in postpaid and prepaid PCS subscribers, and was partially offset by a decline in postpaid average revenue per subscriber primarily related to promotions and discounts. As I mentioned last year, the completion of the network upgrades has allowed us to expand our sales and marketing efforts attracting new customers, growing revenues and shareholder value.

The cable segment’s revenues are shown in the orange bars. Cable segment revenue grew more than $8 million in 2018. Our customers continue to utilize more broadband capacity as they watch more and more video over the internet. Video subscribers continue to fall as the cost of this service increases due to high programming fees and, video content continues to be readily available through other distribution channels. Our growth in broadband service revenues more than offsets the decline in video revenue and due to the programming costs, a broadband customer is much more profitable than a video customer. We expect this trend to continue as the cost of providing content to our video customers rises.

At the top of the chart, in yellow, Wireline revenues also continue to grow, driven primarily by our success in Fiber sales. Our management and sales teams continue to focus on growth in this area and are generating strong returns on invested capital. Although our traditional voice access lines continue to decline, our Fiber sales team did a great job selling new business voice lines through our IP Centrex product in 2018. Dave will speak further on this in a few minutes.

Moving from revenues to expenses, this chart [Slide 18] depicts the changes in the components of our operating expenses for the last 3 years. In 2018, costs decreased $28 million due to the conclusion of Acquisition and Integration work related to nTelos, and the changes in Revenue Recognition rules that required us to report customer acquisition costs within Revenue beginning in 2018. Depreciation and Amortization costs decreased primarily to the retirement of assets acquired in the nTelos acquisition. Other Operating Costs were flat against the prior year, as expenses to support our growing subscriber base were partially offset by efficiencies in our network operating expenses and changes due to the Revenue Recognition rules. As we continue to expand and build a robust and effective network, one with reliable coverage, we expect operating costs to increase.

This slide [Slide 19] shows how the three segments of our business have contributed to Adjusted OIBDA in recent years.

Adjusted OIBDA is a key metric that management and investors use to track cash flows generated by the business. 2018 was another good year for Shentel, during which we grew Adjusted OIBDA by almost $5 million dollars or 2%. In 2018, Cable and Wireless saw growth of $7.8 million and $13 million or 19% and 6%, respectively. This is evidence of the continued success in these growing markets, capturing the value of capital investments made in prior years and the management team’s focus on giving our current and future customers products and services they value and find relevant. Wireline result were down year over year due to a declining customer base, offset by strong growth in fiber sales. At the bottom of the chart, you will see that Corporate and Other expenses increased in 2018, primarily related to the increase in corporate expenses to support the current and future growth of the three segments as well as higher expenses as we improve our audit and finance function.

[Slide 20] I also want to review a couple of key capital items. This chart compares our debt levels over the last several years and as a comparison includes our debt levels against the total assets of the company. Debt levels continue to decline and total assets continue to grow. During the year, we continued to pay down our debt. Also during 2018, we took advantage of the favorable market conditions and renegotiated our debt agreements, reducing our amortization schedule and lowering our interest cost by 100 basis points. Cash on hand at year-end was $85 million. Given the FCF generated by operations, cash on hand and revolver capacity, our liquidity is strong. The weighted average interest rate at year-end was 4.0%. Leverage at year-end was 2.5 times compared to 2.9 times at year-end 2017 and given our amortization schedule and FCF generation we expect leverage to continue to decline.

On this slide [Slide 21] is a map our coverage area primarily illustrating our cable operations and fiber network. This also includes the latest addition to our cable assets, Big Sandy Broadband. Big Sandy was a good opportunity for Shentel, an opportunity to continue to diversify our operating assets and grow our cable segment. Big Sandy is a good operation, requiring minimum capex, and having upside in penetration and ARPU. Once connected to our fiber network, we’ll have another opportunity to leverage our fiber assets. We are pleased to welcome the Big Sandy customers and employees to Shentel and continue to look for similar opportunities.

Before I turn the podium over to Dave, I want to expand on Chris’s comments regarding the potential Sprint/T-Mobile merger. [Slide 22] As the merger proceeds through the approval process, and we await the final decision we are preparing for several scenarios, one - the merger is approved and two -if the merger is not approved. What does the merger of Sprint and T-Mobile mean for Shentel? Fortunately, we have addressed this potential outcome in our contract with Sprint. Generally speaking and specific to Shentel the merger will result in two possible outcomes, we remain an affiliate or T-Mobile will have the opportunity to purchase our PCS business. The important distinction here is that T-Mobile does have the right to negotiate for the purchase of our PCS business but they do not have the right to purchase our entire wireless segment. If T-Mobile elects to purchase the PCS business, we would retain the fiber and tower assets, both of which are valuable now and will be in the future. If T-Mobile decides to purchase our PCS business included in our contract is a formula for valuing the business that should ensure that shareholders are fairly compensated. If they choose not to buy our wireless business, Shentel will remain an Affiliate of the new company and we have the option to acquire the T-Mobile customers and network in our service area.

Also in the contract is a waterfall of events that will guide the process and ensure both parties have time to evaluate and value the various potential outcomes. Generally, upon the closing of the Sprint T-Mobile merger – T-Mobile will have 180 days to negotiate the purchase of the PCS assets and customers or negotiate a new contract under which Shentel would remain an affiliate. There are several different scenarios that may unfold, but no matter the outcome, Shentel’s shareholders should be protected and, we look forward to resolution of this matter.

I will now turn the podium over to Dave. Thank you.

[Slide 23]

Operating Results – Dave Heimbach

Thanks, Jim.

I want to first echo Chris on my congratulations to Earle MacKenzie on his retirement and express my sincere gratitude for his support in my transition into the COO role at Shentel. My family and I are very excited to have become a part of the Shentel family and the local community here, having relocated to a home halfway between Strasburg and Winchester in July. We have thoroughly enjoyed leaving behind the hustle and bustle of the city of Denver for the beauty of the Shenandoah Valley and have enjoyed meeting our neighbors and making new friends. I would also like to thank Chris and the board for having made our family’s transition to the valley a seamless one. My wife Mya (who is here today) and I could not have asked for a warmer welcome to the Company and the region. And as Chris and Jim have already pointed out, 2018 was another great year of execution at Shentel for which I can personally take very little credit having just arrived on the scene in late May! I’m very grateful to have inherited a strong management team, a warm and embracing company culture and a rich Shentel heritage that together provide an environment in which our employees can do their best work in serving our customers and our communities while maximizing shareholder value.

My first slide today [Slide 24] starts with our wireless segment and shows our postpaid wireless customers for the past three years. You may recall that in 2015 we had just 312 thousand postpaid wireless customers. We added 405 thousand new customers through the nTelos acquisition in 2016 and ended 2017 at 736 thousand total postpaid customers. In 2017, we further grew the wireless customer base by 25 thousand customers, 19 thousand of which were postpaid customers, acquired through a territory expansion with Sprint in the Parkersburg, West Virginia area. Then in 2018 we were able to pick up another 54 thousand wireless customers, with approximately 38 thousand postpaid, in another territory expansion we refer to as the Richmond sliver. This additional territory is comprised of a population of 1.1 million people and resides between our network and the metro areas of Philadelphia, Baltimore, Washington and Richmond. We are just now getting started in 2019 on the $56 million of capital we’ve committed to spend in the Richmond Sliver to build a quality network that will yield future wireless customer growth in the years ahead. In total then, between the additional territory acquired from Sprint over the last couple of years and the strong organic growth we had in 2018, postpaid customers finished the year at just over 795 thousand, which as Chris mentioned earlier represented a total increase of 8% from 2017.

This next slide [Slide 25] shows average revenue per postpaid customer, also known as ARPU, which we are pleased to report has stabilized in recent quarters despite the declines we experienced in prior years. The declines have been driven by two primary factors. The first is that customers no longer pay for their handsets through their service plans and the second driver of the declines is Sprint’s aggressive promotional discounting to drive subscriber growth. We hope that the more recent stabilization of wireless postpaid pricing continues in 2019 as customers become more accustomed to leasing or buying their phones outright and as customers roll off of steeply discounted promotional service pricing over time.

Our prepaid wireless customers [Slide 26] have also grown significantly over the past three years. As you might recall, the nTelos acquisition roughly doubled our prepaid subscriber base in 2016. In 2017, between organic growth and the Parkersburg territory expansion we added roughly 20 thousand prepaid customers. With the additional territory expansion in the Richmond sliver in 2018, we added approximately 16 thousand net prepaid customers with an additional 17 thousand added through organic growth on the strength of the Boost mobile brand. Taken together, these customer additions represented a robust 14.6% year over year increase. Shentel’s unique ability to grow both prepaid and postpaid customers simultaneously in a highly competitive wireless industry is a testament to the quality of the Company’s network, the outstanding performance of its sales channels and the strength of its local marketing tactics.

Similar to postpaid ARPU, [Slide 27] average revenue per prepaid customer has also stabilized in recent quarters as the overall mix of prepaid subscribers has shifted to higher revenue Boost mobile branded customers. As was pointed out last year, the gap between postpaid and prepaid ARPU has narrowed substantially in recent years. With lower acquisition cost and no bad debt, the economics of prepaid customers have become more compelling in recent years and we are very pleased with our 2018 performance in particular. In summary then, the overall growth in our wireless business is something we can all be very proud of and it is a big driver for the results Chris highlighted in the performance of our stock price earlier in the presentation.

Turning to our cable segment [Slide 28], we continue to see solid growth in broadband data subscribers while video subscribers continue to decline in the face of ever-rising content costs and the continued rise of over-the-top streaming services by companies such as Netflix, Hulu, Amazon & YouTubeTV. You may have seen recently that even Apple has revealed a plan to get into the streaming TV business later this year with some of the biggest writers, actors and directors in Hollywood signing on to create new, original content. In fact, a report published just last month by Fortune revealed that for the first time ever more American households are paying for streaming TV services over the Internet (69%) than traditional cable or satellite TV services (65%). While this is a negative trend for our traditional video offering, that product is much lower margin than our broadband high speed data service. And the trends in streaming video are an enormous catalyst for the continued growth of our broadband data subscribers as well as the price they’re willing to pay for Internet access, which has increasingly become a service perceived almost as critical as electricity or the cellular phone. These trends in the industry and changing consumer habits are what underpinned our multi-year investment strategy to upgrade our outside plant with the latest cable technology called DOCSIS 3.1, which among other benefits enables 1 gigabit per second download speeds. Our plan is to have that new technology deployed across 100% of our cable footprint by the end of this year. As we complete the upgrades in each market – including here locally – we have launched a new PowerHouse branded rate card where we’ve dramatically increased speeds and the size of our data allotments, including a new unlimited data option available in any speed tier. The overall cost per megabit per second has been substantially reduced for both current and prospective customers, representing our ongoing commitment to provide our broadband data subscribers with the best price/value relationship available in the markets we serve.

This next slide [Slide 29] shows the average monthly revenue collected from our cable customers. The growth we’ve seen in this metric is due in part to price increases on our traditional video product designed to offset the ever increasing cost of content. However, we also saw a 9.2% year over year increase in 2018 on average revenue per user for our broadband data product. As evidenced by the recent take rates on our new PowerHouse rate card, our data customers continue to buy faster and faster Internet speeds with higher data allowances to enable uninterrupted streaming video service and to support the proliferation of WiFi connected devices in the home. This increasing data consumption trend is one that Shentel will continue to benefit from in the future as we continue to replace lower margin video subscribers with significantly higher margin data subscribers.

As Chris highlighted earlier, our wireline segment continues to grow [Slide 30] in spite of the declines we’ve seen in traditional telephony service, which in 2018 was more than offset with new, lower ARPU IP Centrex subscribers. So, even though the number of access lines increased slightly, they are coming at a much lower price per unit which is driven by a change in how voice service is delivered, particularly for commercial and wholesale customers who leverage their high speed data networks to deliver their voice calls over IP technology. Conversely, as in our cable segment, we have seen an increase in data users, with a larger percentage selecting cable modem over lower speed, copper-based DSL technology. In fact, in both 2017 and 2018, the number of local subscribers to our cable modem product offering roughly doubled – more evidence of our customers’ need for higher speeds. Not shown on this chart but an important part of both our wireline and cable segments is the revenue we derive from our commercial and wholesale customers on our expanding fiber network. Overall cable and wireline commercial fiber revenue is up 7.3% year over year through our ongoing focus on these customer segments in our cable and wireline markets. We also now have over 400 towers connected to Shentel fiber which drove significant reductions in operating expenses for our wireless segment last year while at the same time generating $2.9 million of backhaul revenue from other wireless carriers, an increase of 11% year over year.

Our Company will continue to invest aggressively in fiber in the years ahead as it represents a future proof asset that is highly valued by both our customers and the capital markets. In fact, many of you may see public notices for video franchises in the near future as we push our fiber deeper into surrounding markets and begin leveraging our existing fiber routes to build out in certain residential areas where household density, competitive intensity and community interest are all conducive to earning a good return for you, our shareholders. We are also evaluating how we might leverage fixed wireless broadband technology [Slide 31] to serve existing DSL customers who are out of reach of our higher speed cable modem service – or prospective customers on the periphery of our existing cable, copper or fiber networks who may not have high speed access to the Internet at all. I have a unique perspective on this emerging technology having spent the last three years at a fixed wireless broadband operator in Colorado serving nearly 200 thousand customers in 16 states. What I learned is that fixed wireless technology and the spectrum that it operates on have limitations and as an operator you have to be disciplined in the deployment and use case for it. However, I’m excited to see how we might make fixed wireless one more arrow in our quiver to profitably grow our broadband business while serving a critical need for high speed Internet access in our more rural communities.

My final slide [Slide 32] shows the amount we have invested in our networks over the past three years and what we expect to spend in 2019. We have budgeted $148 million for 2019 with approximately 39% of capital allocated for the expansion of our fiber and wireless networks, although the mix has shifted a little more to growth in fiber now that the integration and expansion of the acquired nTelos wireless markets over the last couple of years is largely behind us. The 2019 budgeted increase in our Cable segment is driven by our ongoing commitment to growth in rural broadband and the completion of the aforementioned DOCSIS 3.1 network upgrades, our continued investment in Fiber to the Tower projects as well as success-based capital in support of the commercial fiber business.

Lastly, I would like to thank all of our hardworking employees for their relentless and selfless commitment to our customers. In 2019, we have budgeted increases in headcount in our call centers and in field operations in an effort to reduce hold times, improve first call resolution and reduce the number of days customers have to wait for installation and repair work at their home or place of business. We believe that these investments in staff will improve customer satisfaction and reduce customer churn, an important metric we watch very closely to ensure we remain the service provider of choice in all of the markets we serve. Although I’m still kind of the “new guy” on the management team, it’s clear to me that this company’s history is built on providing great service. We’re investing in our human resources, as well as in our network, so we can continue our record of successful, profitable growth.

Thank you for your time today and I will now turn the presentation back over to you, Chris.

[Slide 33]